Del Monte Foods Company
2005 Non-Employee Director Deferred Compensation Plan
Plan Agreement - 2005

     THIS PLAN AGREEMENT (this “Agreement”) is entered into as of December    , 2004, between Del Monte Foods Company, (“Del Monte”), and          (the “Participant”).

Recital

     A. The Participant is a non-employee director who contributes materially to the continued growth, development and future business success of Del Monte. By this Plan, Del Monte intends to provide deferred compensation to the Participant.

     B. Del Monte has adopted, effective January 1, 2005, the “Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan” (the “Plan”), as amended from time to time, and the Participant has been selected to participate in the Plan.

     C. The Participant desires to participate in the Plan.

Agreement

     NOW THEREFORE, it is mutually agreed that:

     1. Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the respective meanings assigned in the Plan document (the “Plan Document”).

     2. Integrated Agreement; Parties Bound. The Plan Document, a copy of which has been delivered to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to, shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties. Notwithstanding the foregoing provisions, the Participant acknowledges and agrees that the Plan and this Agreement may be modified by Del Monte for compliance with the American Jobs Creation Act of 2004 with respect to any election to defer compensation made for compensation earned after December 31, 2004.

     3. Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.

     4. Separate Account. The Participant and Del Monte hereby agree that all deferrals by Participant under the Plan will be recorded in a separate Account for deferrals made for each calendar year and will be subject to the terms of the Plan in effect as of January 1, 2005 and as amended thereafter for compliance with the American Jobs Creation Act of 2004 and Internal Revenue Code section 409A and the regulations thereunder.

     5. Conditions to Participation. As a condition to participation in the Plan from and after January 1, 2005, the Participant must execute and return to the Corporate Secretary of Del Monte an original copy of this Agreement, a Deferral Election Form for 2005, a Termination Benefit Payout Form for 2005, and a Beneficiary Designation and Spousal Consent Form. Notwithstanding the foregoing, the Participant expects that the guidance to be issued by the IRS for Code section 409A will permit revocation of this election for 2005 by participants and the Plan will offer the Participant whatever revocation may be permitted under the IRS guidance.

     6. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, Del Monte, its successors and assigns, and the Participant.

     7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, as in effect at the time of the execution of this Agreement.

     IN WITNESS WHEREOF, the Participant has signed and Del Monte has accepted this Plan Agreement as of the date first written above.

PARTICIPANT

Date	[Signature of Participant]

[Type or Print Name]

AGREED AND ACCEPTED BY DEL MONTE

DEL MONTE FOODS COMPANY

Date	[Signature]

[Type or Print Name]; Corporate
Secretary of Del Monte Foods Company

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